EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Lisa Bascom	Joseph Hassett
Interphase Corporation	Interphase Corporation
214-654-5000	866-630-INPH
pr@iphase.com	ir@iphase.com

Interphase Corporation Enters Into Manufacturing Agreement With VirTex Enterprises, LP

CARROLLTON, Texas – August 28, 2015 -- Interphase Corporation (NASDAQ: INPH) (the “Company” or “Interphase”), a diversified information and communications technology company, today announced that it entered into a manufacturing agreement with VirTex Enterprises, LP (“VirTex”) on August 27, 2015 whereby Interphase will outsource the production and fulfillment of its products to VirTex. Under the terms of the multi-year agreement, anticipated to begin in September 2015, VirTex will perform all aspects of production for Interphase products, including procuring raw materials, production planning, manufacturing, quality control, packaging, and delivery.

“Selecting a manufacturer was an important step in significantly reducing our overhead burden, and we are thrilled to have the tremendous support of such a respected service provider as VirTex,” said Gregory B. Kalush, CEO and President of Interphase.  “We believe that VirTex will be able to provide high quality, cost effective and consistent manufacturing, and have confidence in their ability to support our business. Outsourcing these operations will allow us to focus our efforts and financial resources on penveu sales and marketing activities."

“We are extremely pleased that the leadership team at Interphase has chosen to develop a long-term relationship with VirTex, leveraging our quality infrastructure,” said Brad Heath, CEO of VirTex. “By partnering with VirTex, we feel our customers are able to maintain the manufacturing reliability, product quality, and cost efficiencies they have come to expect.”

A copy of the manufacturing agreement will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

About VirTex Enterprises, LP

VirTex Enterprises, LP employs a seasoned team of electronics industry professionals that understand the challenges companies face in the deployment of electrical devices. VirTex Enterprises offers printed circuit board manufacturing, engineering services, as well as a full complement of supply chain management, logistics and mechanical assembly expertise to help companies navigate the introduction of their products. The company has earned industry accolades for its environmentally conscious initiatives, such as lead-free manufacturing. Founded in 1999, VirTex is a member of the Progressive Manufacturing 100 Hall of Fame and a previous recipient of Managing Automation magazine’s Progressive Manufacturer of the Year for its Smart Sourcing manufacturing initiative.

About Interphase

Interphase Corporation (NASDAQ: INPH) is a diversified information and communications technology company, committed to innovation. Company products and services include embedded computing solutions and a line of embedded computer vision products. Embedded solutions encompass communications networking products for connectivity, interworking, packet processing and a variety of Cellular, GPS and Wi-Fi solutions. Clients for this product line include Alcatel-Lucent, Flex, GENBAND, Hewlett Packard Enterprise, Samsung and Sanmina. The penveu® product line, from the embedded computer vision line of business, addresses both the education and enterprise markets. penveu is a handheld device that adds interactivity to projectors and large screen displays, turning flat surfaces into an interactive display. Founded in 1974, the Company is located in Carrollton, Texas, with sales offices in the United States and Europe. For more information, please visit our websites at www.iphase.com and www.penveu.com.

Forward-Looking Statements

This press release contains forward-looking statements about the business, financial condition and prospects of the Company. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including (without limitation) the extent of market acceptance of penveu, the results of the pending tax audit in France, effects of the ongoing issues in global credit and financial markets and adverse global economic conditions, our reliance on a limited number of customers, the lack of spending improvements in the communications networking and computer networking industries, significant changes in product demand, the development and introduction of new products and services, changes in competition, various inventory risks due to changes in market conditions and other risks and uncertainties indicated in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements.

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Interphase, the Interphase logo, and penveu are trademarks or registered trademarks of Interphase Corporation. All other trademarks are the property of their respective owners.